                                                                    EXHIBIT 10.2


                               ADVISORY AGREEMENT


         This ADVISORY AGREEMENT (this "AGREEMENT") is entered into on this the ____ day of _______________ 2002, by and between BEHRINGER HARVARD REIT I, INC., a Maryland corporation (the "COMPANY"), and BEHRINGER ADVISORS LP, a Texas limited partnership (the "ADVISOR").


                               W I T N E S S E T H


         WHEREAS, the Company will be issuing shares of its common stock, par value $.0001, to the public, such shares to be registered with the Securities and Exchange Commission and may subsequently issue additional securities;



         WHEREAS, the Company intends to continue to qualify as a real estate investment trust and to invest its funds in investments permitted by the terms of the Company's Articles of Incorporation and Sections 856 through 860 of the Internal Revenue Code;


         WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company, all as provided herein; and

         WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

         The following defined terms used in this Agreement shall have the meanings specified below:

ACQUISITION EXPENSES. Any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.


ACQUISITION FEES. Any and all fees and commissions, exclusive of Acquisition Expenses but including the Acquisition and Advisory Fees, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of an Asset, including, without limitation, real estate commissions, selection fees, Development Fees, Construction Fees, non-recurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of any Property.

ACQUISITION AND ADVISORY FEES. The fees payable to the Advisor pursuant to
Section 3.01(b).



ADVISOR. Behringer Advisors LP, a Texas limited partnership, any successor advisor to the Company, or any Person to which Behringer Advisors LP or any successor advisor subcontracts all or substantially all of its functions.



AFFILIATE OR AFFILIATED. As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.



AGGREGATE ASSETS VALUE. The aggregate book value of the Assets at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves; provided, however, that during such periods in which the Company is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, "Aggregate Assets Value" will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the Assets' aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves.


APPRAISED VALUE. Value according to an appraisal made by an Independent
Appraiser.

ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.


ASSETS. Properties, Mortgages and other investments (other than investments in bank accounts, money market funds or other current assets, whether of the proceeds from an Offering or the sale of an Asset or otherwise) owned by the Company, directly or indirectly through one or more of its Affiliates.


ASSET MANAGEMENT FEE. The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Assets pursuant to this Agreement.


AVERAGE INVESTED ASSETS. For a specified period, the average of the aggregate book value of the

Assets, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Company is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, "Average Invested Assets" will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the Assets' aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves.


BOARD OF DIRECTORS. The Board of Directors of the Company.

BYLAWS. The bylaws of the Company, as the same are in effect from time to time.





CAUSE. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, material breach of this Agreement by the Advisor, or upon the filing of a bankruptcy petition (either voluntary or involuntary) with respect to the Advisor.



CHANGE OF CONTROL. The occurrence of any of the following: (i) any Person or group of Persons that acts to acquire, hold or dispose of securities that was not previously a controlling stockholder of the Company becomes a controlling stockholder of the Company; (ii) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors before such election or removal, unless the election of each director who was not previously a director was approved in advance by directors representing at least a majority of the directors then in office; or (iii) a sale, transfer or other disposition of all or substantially all of the assets of the Company to, or a merger or consolidation into, an entity that is not controlled, directly or indirectly, by the stockholders of the Company. For purposes of this definition, "control" shall mean beneficial ownership of securities representating more than thirty percent (30%) of the voting power of an entity, and "beneficial ownership" shall mean having or sharing, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (i) voting power, including the power to vote or to direct the voting of the security, or (ii) investment power, including the power to dispose, or to direct the disposition of, the security.


CODE. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.


COMPANY. Behringer Harvard REIT I, Inc., a corporation organized under the laws of the State of Maryland.

COMPETITIVE REAL ESTATE COMMISSION. A real estate or brokerage commission for the purchase or sale of a Property which is reasonable, customary, and competitive in light of the size, type and location of the Property.



CONSTRUCTION FEE. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.



CONTRACT PURCHASE PRICE. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of an Asset or the amount of funds advanced with respect to a Mortgage, exclusive of Acquisition Fees and Acquisition Expenses.



CONTRACT SALES PRICE. The total consideration provided for in the sales contract for the sale of a Property.






DEALER MANAGER. Behringer Securities LP, an Affiliate of the Advisor, or such Person selected by the Board of Directors to act as the dealer manager for an Offering.



DEVELOPMENT FEE. A fee for the packaging of a Property or Mortgage, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.



DIRECTOR. A member of the Board of Directors.


DIVIDENDS. Any dividends or other distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.







GOOD REASON. With respect to the termination of this Agreement, (i) any material breach of this Agreement of any nature whatsoever by the Company or (ii) any Change of Control.

GROSS PROCEEDS. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for selling commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced selling commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the Offering price per Share pursuant to the Prospectus for such Offering without reduction.



INDEPENDENT APPRAISER. A Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is a qualified appraiser of Real Property of the type held by the Company or of other Assets as determined by the Board of Directors. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification as to Real Property.



INDEPENDENT DIRECTOR. A Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor, the Advisor or any of their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Company, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Company, (iv) performance of services, other than as a Director of the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or
(vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered material if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds 5.0% of either the Director's annual gross income during either of the last two years or the Director's net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director's spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates, or the Company.






INVESTED CAPITAL. The amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Dividend that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company's plan for repurchase of Shares.



JOINT VENTURES. The joint venture or partnership arrangements in which the Company or the Partnership is a co-venturer or general partner which are established to acquire or hold Assets.






LISTING OR LISTED. The listing of the Shares of the Company on a national securities exchange, the quotation of shares on The Nasdaq Stock Market or the trading of Shares in the over-the-counter market. Upon such Listing, the Shares shall be deemed Listed.

MORTGAGES. In connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.






NET INCOME. For any period, the Company's total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.



NET SALES PROCEEDS. In the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.



OFFERING. Any public offering of Shares pursuant to an effective registration statement filed under the Securities Act.



OPERATING EXPENSES. All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the

Company or to Company business, including the Asset Management Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Subordinated Share of Net Sales Proceeds, (vi) the Performance Fee, (vii) the Subordinated Incentive Listing Fee, (viii) Acquisition Fees and Acquisition Expenses, (ix) real estate commissions on the Sale of Property, and (x) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).



ORGANIZATION AND OFFERING EXPENSES. Any and all costs and expenses, other than selling commissions and the 2.5% dealer manager fee, incurred by the Advisor or any Affiliate in connection with the formation, qualification and registration of the Company and the marketing and distribution of its Shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telecopier and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings.



PARTNERSHIP. Behringer Harvard Operating Partnership I LP, a Texas limited partnership, through which the Company may own Assets.



PERFORMANCE FEE. The fee payable to the Advisor upon termination of this Agreement under certain circumstances if certain performance standards have been met pursuant to Section 4.03(b).






PERSON. An individual, corporation, business trust, estate, trust, partnership, limited liability company or other legal entity.




PROPERTY OR PROPERTIES. As the context requires, any, or all, respectively, of the Real Property acquired by the Company, either directly or through joint venture arrangements or other partnership or investment interests.



PROSPECTUS. Prospectus has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company to the public.

REAL PROPERTY. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.







REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interest) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.



SALE OR SALES. (i) Any transaction or series of transactions whereby: (A) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all repayments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event with respect to a Mortgage which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.



SECURITIES ACT. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

SHARES. Any shares of the Company's common stock, par value $.0001 per share.



SOLICITING DEALERS. Broker-dealers who are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.



SPONSOR. Robert M. Behringer and any other Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:



         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;



         b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;



         c. having a substantial number of relationships and contacts with the Company;



         d. possessing significant rights to control Assets;



         e. receiving fees for providing services to the Company that are paid on a basis that is not customary in the industry; or



         f. providing goods or services to the Company on a basis which was not negotiated at arm's length with the Company.



STOCKHOLDERS. The record holders of the Company's Shares as maintained in the books and records of the Company or its transfer agent.



STOCKHOLDERS' 9.0% RETURN. As of each date, an aggregate amount equal to a 9.0% cumulative, noncompounded, annual return on Invested Capital.



SUBORDINATED DISPOSITION FEE. The fee payable to the Advisor for services provided in connection with the Sale of one or more Properties pursuant to
Section 3.01(c).



SUBORDINATED INCENTIVE LISTING FEE. The fee payable to the Advisor under certain circumstances if the Shares are Listed pursuant to Section 3.01(e).



SUBORDINATED SHARE OF NET SALES PROCEEDS. The fee payable to the Advisor under certain circumstances following receipt of Net Sales Proceeds pursuant to
Section 3.01(d).

TERMINATION DATE. The date of termination of this Agreement.



2%/25% GUIDELINES. The requirement pursuant to the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. that, in any 12 month period, total Operating Expenses not exceed the greater of 2% of Average Invested Assets during such 12 month period or 25% of Net Income over the same 12 month period.


                                   ARTICLE II

                                   THE ADVISOR

2.01 APPOINTMENT. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.


2.02 DUTIES OF THE ADVISOR. The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board of Directors. In performance of this undertaking, subject to the supervision of the Board of Directors and consistent with the provisions of the Company's most recent Prospectus for Shares, the Articles of Incorporation and Bylaws, the Advisor shall, either directly or by engaging an Affiliate of the Advisor or other Person:



         (a) serve as the Company's investment and financial advisor and provide research and economic and statistical data in connection with the Assets and investment policies;



         (b) provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Company;



         (c) maintain and preserve the books and records of the Company, including stock books and records reflecting a record of the Stockholders and their ownership of the Company's uncertificated Shares, if any, and acting as transfer agent for the Company's Shares;



         (d) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

         (e) consult with the officers and the Board of Directors and assist the Board of Directors in the formulation and implementation of the Company's financial policies, and, as necessary, furnish the Board of Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;


         (f) subject to the provisions of Sections 2.02(h) and 2.03 hereof, (i) locate, analyze and select potential investments in Assets, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Assets will be made; (iii) make investments in Assets on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company;
         (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; and (v) enter into leases of Property and service contracts for Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets, including the servicing of Mortgages;



         (g) provide the Board of Directors with periodic reports regarding prospective investments in Assets;


         (h) obtain the prior approval of the Board of Directors (including a majority of all Independent Directors) for any and all investments in Assets;


         (i) negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, negotiate on behalf of the Company with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Company or obtain loans for the Company, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;



         (j) obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Assets;


         (k) from time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors of its performance of services to the Company under this Agreement;

         (l) provide the Company with all necessary cash management services;


         (m) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Assets;



         (n) upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, requiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing the Assets;



         (o) supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Stockholders and other investors and act on behalf of the Company in connection with investor relations;



         (p) provide office space, equipment and personnel as required for the performance of the foregoing services as Advisor;



         (q) prepare on behalf of the Company all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and



         (s) do all things necessary to assure its ability to render the services described in this Agreement.


2.03 AUTHORITY OF ADVISOR.


         (a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 2.03 and in Section 2.06), and subject to the continuing and exclusive authority of the Board of Directors over the management of the Company, the Board of Directors hereby delegates to the Advisor the authority to (i) locate, analyze and select investment opportunities, (ii) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company or the Partnership, (iii) acquire Properties, make and acquire Mortgages and invest in other Assets in compliance with the investment objectives and policies of the Company, (iv) arrange for financing or refinancing of Assets, (v) enter into leases for the Properties and service contracts for the Assets, including oversight of Affiliated companies that perform property management or other services for the Company, (vi) oversee non-affiliated and Affiliated property managers and other non-affiliated and Affiliated Persons who perform services for the Company, and (vii) undertake accounting and other record-keeping functions at the Asset level.



         (b) Notwithstanding the foregoing, any investment in Assets by the Company or the Partnership (as well as any financing acquired by the Company or the Partnership in connection with such investment), will require the prior approval of the Board of Directors (including a majority of the Independent Directors).



         (c) The prior approval of a majority of the Independent Directors and a majority of the Board of Directors not otherwise interested in the transaction will be required for each transaction with the Advisor or its Affiliates.

         (d) If a transaction requires approval by the Board of Directors, the Advisor will deliver to the Directors all documents required by them to properly evaluate the proposed transaction.



         The Board of Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03. If and to the extent the Board of Directors so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board of Directors for prior approval such proposed transactions involving investments in Assets as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.



2.04 BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board of Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Directors, its Audit Committee and the auditors of the Company.


2.05 RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board of Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.


2.06 LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Shares or any of the Company's securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board of Directors, in which case the Advisor shall notify promptly the Board of Directors of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. The Advisor, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Advisor's Affiliates shall not be liable to the Company or to the Board of Directors or Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers or employees or stockholders except as provided in Section 5.02 of this Agreement.



2.07 RELATIONSHIP WITH DIRECTORS. Directors, officers and employees of the Advisor or an Affiliate of the Advisor may serve as Directors, officers or employees of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director shall receive any compensation from the Company for serving as a Director other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Directors.

2.08 OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board of Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board of Directors knowledge of such condition or circumstance. If the Sponsor, Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board of Directors (including the Independent Directors) to adopt the method set forth in the Company's most recent Prospectus for its Shares or another reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.




                                   ARTICLE III

                                  COMPENSATION

3.01 FEES.


         (a) Asset Management Fee. The Company shall pay the Advisor a monthly Asset Management Fee on the 15th day of each month in an amount equal to

         1/12th of 0.5% of Aggregate Assets Value as of the last day of the preceding month. The Asset Management Fee may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.



         (b) Acquisition and Advisory Fees. The Company shall pay the Advisor a fee in the amount of 3.0% of the Contract Purchase Price of each Asset as Acquisition and Advisory Fees payable at the time and in respect of funds expended for the acquisition, development, construction or improvement of an Asset or the making of a Mortgage. The total of all Acquisition Fees and any Acquisition Expenses shall be limited in accordance with the Articles of Incorporation. All or any portion of any Acquisition and Advisory Fees and Acquisition Expenses not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.



         (c) Subordinated Disposition Fee. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive a Subordinated Disposition Fee equal to the lesser of (i) one-half of the brokerage commission paid or (ii) 3.0% of the sales price of such Property or Properties. The Subordinated Disposition Fee will be paid only if Stockholders have received total Dividends in an amount equal to the sum of their aggregate Invested Capital and Stockholders' 9.0% Return. To the extent that Subordinated Disposition Fees are not paid by the Company on a current basis due to the foregoing limitation, the unpaid fees will be accrued and paid at such time as the subordination conditions have been satisfied. The Subordinated Disposition Fee may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions paid to all Persons by the Company (including the Subordinated Disposition Fee) shall not exceed an amount equal to the lesser of (i) 6.0% of the Contract Sales Price of a Property or (ii) the Competitive Real Estate Commission. In the event this Agreement is terminated prior to such time as the Stockholders have received total Dividends in an amount equal to 100% of Invested Capital plus an amount sufficient to pay the Stockholders' 9.0% Return through the Termination Date, an appraisal of the Assets then owned by the Company shall be made and the Subordinated Disposition Fee on Properties previously sold will be deemed earned and payable if the Appraised Value of the Assets plus any investments in bank accounts, money market funds or other current assets then owned directly or indirectly by the Company plus total Dividends received prior to the Termination Date equals 100% of Invested Capital plus an amount sufficient to pay the Stockholders' 9.0% Return through the Termination Date. Upon Listing, if the Advisor has earned and accrued but not been paid such Subordinated Disposition Fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received Dividends in the amount equal to the product of the total number of Shares outstanding and the average closing price or average of bid and asked quotes, as the case may be, of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded (the "MARKET VALUE").



         (d) Subordinated Share of Net Sales Proceeds. The Subordinated Share of Net Sales Proceeds shall be payable to the Advisor in an amount equal to 15.0% of Net Sales Proceeds remaining after the Stockholders have received Dividends equal to the sum of the Stockholders' 9.0% Return and 100% of Invested Capital. To the extent that the Subordinated Share of Net Sales Proceeds is not paid by the Company on a current basis due to the foregoing limitation, the unpaid amount will be accrued and paid at such time as the subordination conditions have been satisfied. Following Listing, no Subordinated Share of Net Sales Proceeds other then any accrued and unpaid Subordinated Share of Net Sales Proceeds will be paid to the Advisor.



         (e) Subordinated Incentive Listing Fee. Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Listing Fee in an amount equal to 15.0% of the amount by which (i) the market value of the outstanding Shares, measured by taking the Market Value, plus the total of all Dividends paid to Stockholders from the Company's inception until the date of Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Dividends required to be paid to the Stockholders in order to pay the Stockholders' 9.0% Return from inception through the date of Listing. The Company shall have the option to pay such fee in the form of cash or a promissory note (payable in equal monthly installments of interest and principal over a period not in excess of two years from the date of the promissory note) or any combination of the foregoing. In the event the Subordinated Incentive Listing Fee is paid to the Advisor following Listing, no Performance Fee will be paid to the Advisor except as negotiated pursuant to Section 4.03(d).



         (f) Changes to Fee Structure. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant, including, but not limited to: (i) the amount of the advisory fee in relation to the Asset value, composition and profitability of the Company's portfolio;
         (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conversion or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
         (vii) the quality of the Asset portfolio of the Company in relationship to the investments generated by the Advisor for its own account.


3.02 EXPENSES.

         (a) In addition to the compensation paid to the Advisor pursuant to
         Section 3.01 hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:




                  (i) Organization and Offering Expenses; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company for any Organization and Offering Expenses reimbursement received by the Advisor pursuant to this Section 3.02, to the extent that such reimbursement exceeds 3.0% of the Gross Proceeds. The Advisor shall be responsible for the payment of all Organization and Offering Expenses in excess of 3.0% of the Gross Proceeds;



                  (ii) Acquisition Expenses incurred in connection with the selection and acquisition of Assets in an amount equal to up to 0.5% of the Contract Purchase Price of each Asset.



                  (iii) the actual cost of goods and services used by the Company and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Shares or other securities;


                  (iv) interest and other costs for borrowed money, including discounts, points and other similar fees;


                  (v) taxes and assessments on income or property and taxes as an expense of doing business;


                  (vi) costs associated with insurance required in connection with the business of the Company or by the Board of Directors;


                  (vii) expenses of managing and operating Assets owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;



                  (viii) all expenses in connection with payments to the Board of Directors for attendance at meetings of the Board of Directors and Stockholders;



                  (ix) expenses associated with Listing or with the issuance and distribution of Shares and other securities of the Company, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees, and other Organization and Offering Expenses;


                  (x) expenses connected with payments of Dividends in cash or otherwise made or caused to be made by the Company to the Stockholders;

                  (xi) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;


                  (xii) expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

                  (xiii) administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); and

                  (xiv) audit, accounting and legal fees.


         (b) Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.



3.03 OTHER SERVICES. Should the Board of Directors request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 2.02, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.



3.04 REIMBURSEMENT TO THE ADVISOR. The Company shall not reimburse the Advisor to the extent that Operating Expenses (including the Asset Management Fee), in the four consecutive fiscal quarters then ended (the "EXPENSE YEAR") exceed (the "EXCESS AMOUNT") the greater of 2% of Average Invested Assets or 25% of Net Income for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. Notwithstanding the foregoing, if there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be reimbursed to the Advisor. Within 60 days after the end of any fiscal quarter of the Company for which there is an Excess Amount which the Independent Directors conclude was justified and reimbursable to the Advisor, there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in any computation pursuant to this Section 3.04 shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.





                                   ARTICLE IV

                              TERM AND TERMINATION

4.01 TERM; RENEWAL. Subject to Section 4.02 hereof, this Agreement shall continue in force until the first anniversary of the date hereof. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the duty of the Board of Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.



4.02 TERMINATION. This Agreement may be terminated (a) upon 60 days written notice without Cause or penalty, by either party (if by the Company, upon approval of a majority of the Independent Directors); (b) immediately by the Company for Cause; and (c) immediately by the Advisor for Good Reason.



4.03 PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.



         (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses, subject to the provisions of Section 3.04 hereof, and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.



         (b) Upon termination, the Advisor shall be entitled to payment of the Performance Fee if a majority of the Board of Directors, including a majority of the Independent Directors, determines that the Advisor has met satisfactory performance standards when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities. If Listing has not occurred, the Performance Fee, if any, shall equal 15.0% of the amount, if any, by which (i) the Appraised Value of the Assets on the Termination Date, less the amount of all indebtedness secured by the Assets, plus the total Dividends paid to Stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 9% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination, other than the Performance Fee, shall be evidenced by a promissory note and shall be payable from time to time as negotiated by the Company and the Advisor but in no event longer than in equal monthly payments of principal and interest over two years from the date of the promissory note.



         (c) The Performance Fee shall be paid in 12 equal quarterly installments without interest at the end of each calendar quarter occurring after the Termination Date on the unpaid balance; provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Assets shall be an amount which provides compensation to the Advisor only for that portion of the holding period for the respective Assets during which the Advisor provided services to the Company.



         (d) If Listing occurs before the Termination Date, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event this Agreement is terminated because of failure of the Company and the Advisor to establish, pursuant to
         Section 3.01(f) hereof, a fee structure appropriate for a perpetual-life entity at such time, if any, as Listing occurs.


         (e) The Advisor shall promptly upon termination:

                  (i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                  (ii) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;


                  (iii) deliver to the Board of Directors all assets, including the Assets, and documents of the Company then in the custody of the Advisor; and


                  (iv) cooperate with the Company and take all reasonable actions requested by the Company to provide an orderly management transition.

                                    ARTICLE V

                                 INDEMNIFICATION


5.01 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.


5.02 INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, willful misfeasance, misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.



                                   ARTICLE VI

                                  MISCELLANEOUS

6.01 ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Board of Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board of Directors. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.


6.02 RELATIONSHIP OF ADVISOR AND COMPANY. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

6.03 NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:


To the Directors and to the Company:           Behringer Harvard REIT I, Inc.
                                               1323 N. Stemmons Freeway
                                               Suite 210
                                               Dallas, Texas 75207

To the Advisor:                                Behringer Advisors LP
                                               1323 N. Stemmons Freeway
                                               Suite 210
                                               Dallas, Texas 75207



Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.03.



6.04 MODIFICATION. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.


6.05 SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

6.06 CHOICE OF LAW; VENUE. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.


6.07 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.
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6.08 WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

6.09 GENDER; NUMBER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

6.10 HEADINGS. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

6.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


6.12 NAME. Behringer Advisors LP and/or one or more of its Affiliates has a proprietary interest in the names "Harvard" (for the businesses engaged in by the Company and its Affiliates) and "Behringer" (for all purposes). Accordingly, and in recognition of this right, if at any time the Company ceases to retain Behringer Advisors LP or an Affiliate thereof to perform the services of Advisor, the Company will, promptly after receipt of written request from Behringer Advisors LP, cease to conduct business under or use the name "Harvard" or "Behringer" or any diminutive thereof and the Company shall use its best efforts to change the name of the Company to a name that does not contain the name "Harvard" or "Behringer" or any other word or words that might, in the sole discretion of Behringer Advisors LP, be susceptible of indication of some form of relationship between the Company and Behringer Advisors LP or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that Behringer Advisors LP or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having "Harvard" or "Behringer" as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Board of Directors.



6.13 INITIAL INVESTMENT. The Advisor or one of its Affiliates has contributed $200,000 (the "INITIAL INVESTMENT") in exchange for 20,000 Shares of the Company. The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Advisor nor its Affiliates shall vote any Shares they now own, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

         IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.


                                         BEHRINGER HARVARD REIT I, INC.


                                         By:________________________________
                                             Robert M. Behringer, President


                                         BEHRINGER ADVISORS LP


                                         By:  Harvard Property Trust, LLC,
                                                its General Partner


                                              By:_______________________________

                                                 Gerald J. Reihsen, III
                                                 Chief Operating Officer


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